EXHIBIT 99.2
                                                             ------------

                                               RESPONDENT'S EXHIBIT MTM-1

                              STATE OF INDIANA

                    INDIANA UTILITY REGULATORY COMMISSION


          IN THE MATTER OF THE PETITION OF       )
          THE CITY OF GARY, INDIANA              )
          REQUESTING THE INDIANA UTILITY         )
          REGULATORY COMMISSION ESTABLISH        )
          THE TERMS AND CONDITIONS OF THE        )
          SALE OF CERTAIN PROPERTY OF            )
          NORTHERN INDIANA PUBLIC SERVICE        )    Cause No. 42643
          COMPANY TO THE CITY OF GARY AND        )
          FOR A DETERMINATION OF THE VALUE       )
          OF SUCH PROPERTY UNDER INDIANA         )
          CODE SECTIONS 8-1-2-92 AND 8-1-2-93    )
          RESPONDENT: NORTHERN INDIANA           )
          PUBLIC SERVICE COMPANY.                )


           ======================================================

                        PREPARED DIRECT TESTIMONY OF
                               MARK T. MAASSEL
            ON BEHALF OF NORTHERN INDIANA PUBLIC SERVICE COMPANY

           ======================================================




                                 Daniel W. McGill, Atty No. 9489-49
                                 Claudia J. Earls, Atty No. 8468-49
                                 Barnes & Thornburg LLP
                                 11 S. Meridian St.
                                 Indianapolis, IN 46204
                                 Telephone: (317) 231-7229
                                 Fax: (317) 231-7433
                                 Email: dmcgill@btlaw.com

                                 Attorneys for Respondent
   July 9, 2004                  NORTHERN INDIANA
                                 PUBLIC SERVICE COMPANY


                PREPARED DIRECT TESTIMONY OF MARK T. MAASSEL
                --------------------------------------------

   Q:   Please state your name and business address.

   A: My name is Mark T. Maassel and my business address is 801 E. 86th Avenue, Merrillville, Indiana 46410.


   Q: What is your current position with Northern Indiana Public Service Company ("NIPSCO")?

   A: I am the President of NIPSCO. In this role, I am responsible for maintaining strong relationships in NIPSCO's marketplace, particularly in the regulatory, legislative, and public affairs areas.


   Q:   What is your educational background?

   A: I earned a bachelor's degree in civil engineering from the University of Minnesota, and a juris doctorate degree with high honors from the Chicago-Kent College of Law at the Illinois Institute of Technology.


   Q:   Please describe your employment history.

   A: I have served in various leadership roles with NIPSCO and its parent company, NiSource Inc. ("NiSource"), including vice president, Regulatory and Governmental Policy for NiSource; vice president, Marketing and Sales for NiSource; vice president of Electric Service and Sales for NIPSCO; director of the Central Region for NIPSCO; and manager of Environmental Programs at NIPSCO. In these roles, I have been involved in virtually all aspects of NIPSCO's business.


   Q: You previously testified before this or any other regulatory commissions?

   A: Yes, I have previously testified before the Indiana Utility Regulatory Commission, the Kentucky Public Service Commission, the Pennsylvania Public Utilities Commission, the Massachusetts Department of Telecommunications and Energy, the Maine Public Utilities Commission, and the New Hampshire Public Utilities Commission.


   Q:   What is the purpose of your Direct Testimony in this proceeding?


                                      1



   A: The purpose of my Direct Testimony is to provide the Commission with a brief overview of NIPSCO's response to the City of Gary's filing, including: (i) issues related to the uncertainty concerning the evolving electric marketplace, (ii) implications to NIPSCO and its customers that are related to the Midwest Independent Transmission System Operator, Inc. ("MISO"), including its recently proposed energy markets tariff - the Midwest Market Initiative ("MMI"), (iii) the operating capabilities of the temporarily shutdown Dean H. Mitchell Generating Station ("Mitchell") in relation to NIPSCO's customers' needs and load characteristics in particular, (iv) and NIPSCO's assessment of whether starting up Mitchell is the most reasonable decision in consideration of NIPSCO's customers, investors, and the regional economy. Finally, I will introduce the other witnesses who will be providing detailed Direct Testimony on various aspects of NIPSCO's response.


   Q:   Please describe the City of Gary's Petition.

   A: The City of Gary ("City"), in its Petition filed May 7, 2004, has stated its intention to acquire certain NIPSCO property, namely, NIPSCO's Dean H. Mitchell Generating Station ("Mitchell"), located within the City's boundaries. The City's stated purpose for the acquisition of Mitchell is for expansion of the Gary airport, as well as for commercial, residential and recreational development. The City's Petition goes on to ask the Commission to value the site for the City's acquisition, and establish the terms and conditions upon which the City may exercise its claimed right to acquire the Mitchell property. Mayor King's Direct Testimony further elaborates on these issues, and the City's position regarding its intended acquisition of the Mitchell site.


   Q: Please briefly describe Mitchell, and how it fits into NIPSCO's electric supply portfolio.

   A: NIPSCO has 4 major generating stations and 2 hydroelectric facilities, with a total net demonstrated capability of 3,392 MWs, as described below.

                             Coal            Gas            Water
            Station      Capacity (MW)  Capacity (MW)   Capacity (MW)
            -------      -------------  -------------   -------------
         Michigan City        469            120              0
         Mitchell             485             17              0
         Bailly               480             31              0
         R.M. Schahfer       1625            155              0
         Norway/Oakdale         0              0             10

        As later described in more detail by Mr. Jerome B. Weeden in his Direct Testimony, Mitchell has several of the oldest generating

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        units in NIPSCO's fleet.  Mitchell is primarily a coal-fired station, with a net demonstrated capability of 502 MWs, as set forth below:

                           Year In           Net          Primary
            Unit No.       Service        Capacity          Fuel
            --------       -------        --------        -------
               4             1956          125 MW      Nat. Gas/Coal
               5             1959          125 MW      Coal
               6             1959          125 MW      Coal
               9A            1968           17 MW      Nat. Gas
              11             1970          110 MW      Coal

        Mitchell is located along the shore of Lake Michigan, just north of the Gary airport, and was originally built beginning in the 1950's. Mitchell was designed and built during a completely different era, reflecting power needs that were vastly different than what NIPSCO experiences today and will likely experience
        tomorrow.   Mitchell was built to serve as a base load plant (a
        plant intended to operate steadily at constant output for longer periods of time, except for scheduled outages). Mitchell has extremely limited ramp capability - that is, its ability to rapidly increase or decrease the amount of generation measured in megawatts per minute. For this reason, Mitchell is a less attractive generating resource in both the short and long term for purposes of serving NIPSCO's current electric retail customers. This lack of ramping capability is primarily due to the fact that the plant is old and its technology is outdated. Mr. Frank A. Venhuizen describes the impacts related to this limiting characteristic in more detail in his Direct Testimony. Mitchell was temporarily shutdown in January 2002, due to the declining economy in general, weakening industrial demand for electricity on NIPSCO's system (including during the off-peak periods) and environmental concerns.


   Q:   What has been NIPSCO's position with respect to starting up
        Mitchell?

   A: NIPSCO has been continually reviewing its options for starting up Mitchell, including consideration of whether operating and economic conditions warrant a startup.


   Q: Please briefly describe today's energy marketplace in the region in which NIPSCO operates, and tomorrow's expectations regarding this energy marketplace.

   A: As early as 1996, the Federal Energy Regulatory Commission ("FERC") began to promote the regional operation of electric transmission facilities among public utilities in an effort to

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        encourage wholesale competition.  MISO has since become an official regional transmission organization by order of FERC, and has continued to evaluate its role as congestion manager and energy market operator for its footprint. Through various filings and declaratory orders at FERC, this has ultimately led to MISO's current proposal at FERC regarding a revised Open Access Transmission and Energy Markets Tariff - the Midwest Market Initiative ("MMI"), whereby MISO would implement a centralized, security constrained economic dispatch for its entire region, which would be supported by a day-ahead and real-time energy markets, and congestion management provisions based on locational marginal pricing and financial transmission rights. NIPSCO has joined MISO as a transmission owner and provider - through its membership in GridAmerica LLC; in addition, NIPSCO has registered as a market participant in MISO's proposed energy market.


   Q:   Why is the MISO proposal important to NIPSCO?

   A: The MISO proposal will fundamentally affect the manner in which NIPSCO provides adequate and reliable electric service to its
        retail customers in many ways.    MISO's energy market filing
        will change the manner in which NIPSCO's generation will operate in conjunction with its transmission and distribution facilities. Under MISO's proposal, loads within its entire region will be served by the resources that are the least expensive to dispatch, based upon any transmission or other constraints across the region. No longer will NIPSCO's control area dispatch its own generating resources within its own selected resource order; MISO proposes to calculate location-specific prices for practically every major substation and generating unit in its region, in an effort to reflect the most economical dispatch, taking into account transmission constraints, for all generating resources in its region. MISO also has proposed, as part of the MMI, a five-minute forecast of NIPSCO's control area that will be used in the determination of generating unit set points (five minute balancing rule). Although still being reviewed at FERC, this five minute balancing rule represents a new energy market paradigm that will change the coordination and operation of generating resources used by NIPSCO to adequately and reliably serve NIPSCO's retail electric customers.


   Q: How will MISO's location-specific pricing affect the use of NIPSCO's generating resources?

   A: MISO's location-specific pricing, i.e., "locational marginal pricing," is the calculation of the cost of the next available unit of energy for a specific location, taking into account the deliverability of energy due to transmission congestion and line losses. The purpose of this pricing initiative is to implement a

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        security constrained economic dispatch system across the entire
        MISO footprint in order to essentially ramp up the next lowest incremental megawatt available from a greater number of generating resources (as opposed to individual control areas), when that next megawatt is needed to serve customers across the MISO footprint. Since NIPSCO's generation is located within MISO's footprint, NIPSCO's generation will be subject to the economic dispatch calculations across the entire Midwest as opposed to NIPSCO's control area.


   Q:   How does the five minute balancing rule affect NIPSCO?

   A: As a result of the five minute forecast discussed above, MISO will direct each online generator to ramp up or down to a certain output every five minutes. Failure to comply with such direction within a certain tolerance band will result in uninstructed deviations, and may ultimately yield financial consequences in the form of penalties.


   Q:   What are uninstructed deviations?

   A: As explained in greater detail by Mr. Venhuizen, MISO's proposed uninstructed deviation requirements are designed to encourage compliance with MISO's dispatch schedules. MISO considers significant deviations from dispatch schedules as additional costs for the entire market that must be recovered from market participants. At this time, it is unclear what the MISO requirements and parameters regarding uninstructed deviations will look like over the long term, but due to its limited ramping capabilities, Mitchell is not likely to contribute significantly to NIPSCO's compliance efforts with any uninstructed deviation requirements.


   Q: Given NIPSCO's current performance against reliability standards as described by Mr. Venhuizen, what does this new paradigm mean for NIPSCO and its customers?

   A: Effectively, even after considering the uncertainty surrounding the longer-term implications of MISO's proposed five minute balancing rule, NIPSCO will likely need to purchase electric supplies from generators that have the capability to regulate - that is, ramp up and down quickly. Whether Mitchell is on-line and generating or not, NIPSCO will probably be required to obtain resources capable of regulation in order to comply with the North American Electric Reliability Council's ("NERC") standards and potential MISO operating parameters. I will discuss NERC's standards below.

   Q: Given a reasonable anticipation of what MISO's balancing requirements might look like in the short term, what specific kind of energy product will NIPSCO need to satisfy MISO's five minute balancing rule?

   A: Intermediate dispatchable power, which is power that has the ability to cycle and ramp up or down more than typical base load facilities, without damaging or decreasing the useful life of the generating unit. In order to be assured that the electricity will be there when needed on very short notice, and that the price is not prohibitive, a term power purchase agreement with the characteristics described above will probably be required. A term power purchase agreement will likely require NIPSCO to pay demand, i.e., capacity reservation, charges. NIPSCO recently conducted a Request for Proposal ("RFP") for electricity, and of the responses received, seventeen offered to provide dispatchable power, and all seventeen required some sort of demand charge. Additionally, logic further suggests that capacity reservation and associated fees will be necessary, since in today's market, no rational generator would agree to build or maintain capacity and hold it in reserve on a purely speculative basis.


   Q: So far, your Direct Testimony has discussed MISO's operating requirements. Can you further discuss the NERC operating requirements?

   A: NERC has established operating requirements concerning the performance of control areas. As Mr. Venhuizen discusses more fully, the relevant operating standards are Control Performance Standards 1 and 2.


   Q:   Is complying with MISO and NERC requirements optional?

   A: NIPSCO will not knowingly violate MISO's approved tariffs or NERC's standards. While taking every step necessary to reliably serve its customers, NIPSCO cannot pick and choose which requirements it will comply with. If NERC and FERC (through the approval of MISO's energy markets tariff) require utilities to improve regulation on their systems, then NIPSCO will take the steps necessary to comply. In his Direct Testimony, Mr. Venhuizen explains that NIPSCO essentially considers current NERC's standards mandatory, and Mr. Pierre R. H. Landrieu describes some of the implications of violating these standards in his Direct Testimony.


   Q: Under what conditions does NIPSCO utilize purchased power to serve its interruptible customers?

   A: In circumstances when NIPSCO's generating capability is unavailable (e.g., forced outages), NIPSCO currently purchases power on the spot market in order to serve its interruptible customers, primarily consisting of large industrial customers served under Rate Schedule 845 and Rider 846. Those customers have insisted that NIPSCO not purchase power under forward contracts in order to serve them; thus, all of the power purchased to serve this segment of NIPSCO's customer base is purchased on the spot market.


   Q:   Does NIPSCO purchase power to serve its firm customers?

   A: As further explained by Mr. Venhuizen, as part of its short-term planning process for serving firm customers, NIPSCO performs an evaluation to determine whether market prices are less expensive than NIPSCO's own internal generating resources. If market prices are below NIPSCO's internal generating resources' cost, then economy purchases are made to offset these more expensive resources. If the load exceeds available resources, a determination is made to purchase forward or spot market power. Additionally, in order to serve NIPSCO's firm electric customers during those limited peak hours for 2005, 2006 and 2007 as described by Mr. Venhuizen, NIPSCO would evaluate those needs as part of its intermediate planning process, and secure any short term purchased power resources as needed.


   Q: What will the impact be on NIPSCO's customers if the Commission grants the City's Petition and Mitchell is permanently closed?

   A: Residential, commercial and small industrial customers should see only minimal price impacts directly attributable to Mitchell not being started up. In light of all of the uncertainties surrounding today's energy marketplace, it is possible that NIPSCO's industrial customers served under Rate Schedule 845 and Rider 846 will see some increases in costs associated with their load. However, those increases will not be significantly related to Mitchell not being utilized. NIPSCO's current assumption is that NIPSCO will likely need to purchase adequate levels of intermediate dispatchable power with capabilities to meet NERC reliability requirements, as well as MISO's five minute balancing rule, because NIPSCO's existing fleet is not capable of meeting these requirements. This intermediate dispatchable power may be more costly than the current cost of forward purchased power, or power generated from the Mitchell station. Mr. Venhuizen provides more specific information on NIPSCO's need for alternative capacity. Of course, NIPSCO will continue to make every reasonable effort to seek the least cost purchased power possible, consistent with maintaining system reliability and consistent with NERC and MISO requirements.

   Q:   Does Mitchell's availability impact NIPSCO's reliability?

   A: No. As described in more detail by Mr. Venhuizen, NIPSCO does not need the base load generating capacity that Mitchell represents in order to reliably serve its firm electric retail customers' needs. Further, Mitchell's availability would not improve NIPSCO's compliance with NERC requirements, based upon the volatile load characteristics of certain of NIPSCO's industrial customers' applications and processes.


   Q: Could NIPSCO build new generating facilities with ramping capability sufficient to handle the interruptible load of its large industrial customers' applications and processes?

   A: In his Direct Testimony, Mr. Weeden states that this could be accomplished in four to eight years. Mr. Venhuizen argues that market forces may make such construction unnecessary. From my perspective, I do not believe new construction should be considered at the moment, because the primary purpose of that construction would be to serve the needs of NIPSCO's large industrial customers. A certain portion of NIPSCO's large industrial customers' load is interruptible, and under the terms of NIPSCO's interruptible tariffs, those customers generally have favorable pricing terms consistent with taking service under an interruptible rate schedule. That is, in return for paying reduced demand costs, interruptible customers have assumed more risk of interruption and are encouraged to avoid operating during the peak hours of the day. Thus, when considering that interruptible customers are paying reduced demand costs in return for accepting greater risk of interruption, it is fairly easy to conclude that the burden of building such a new facility would fall on either firm customers, who may not need it, or shareholders, who should not have to pay for new infrastructure without having an opportunity to earn a fair return on the investment.


   Q:   Does NIPSCO need Mitchell?

   A: After considering the uncertainties of the current energy marketplace, along with its expected changes, Mitchell is not necessary to serve NIPSCO's firm electric customers with reliable power. Additionally, Mitchell does not fully satisfy the needs of NIPSCO's large industrial customers, who will likely be subject to different costs associated with new operating requirements, as described by Mr. Venhuizen.


   Q: Does this analysis differ from that in NIPSCO's latest Integrated Resource Plan ("IRP") filed on November 1, 2003?

   A:   Yes.


   Q:   Please explain why.

   A: As discussed previously, since the temporary shutdown of Mitchell from service, NIPSCO has continually monitored Mitchell's efficacy under certain factors - e.g., economy, reliability, and environmental costs. Although NIPSCO has been a member of MISO, through its memberships in GridAmerica LLC (as approved by this Commission on September 24, 2003), sorting through the many complexities involved with the development of the evolving RTO-supported and - controlled marketplace is difficult. NIPSCO has continued to evaluate and assess Mitchell's role in NIPSCO's electric supply portfolio, and the value it may bring to serving our electric customers. Based upon new factors since the most recent IRP filed on November 1, 2003, NIPSCO now believes that it will likely require intermediate dispatchable power in order to adequately and reliably serve its electric customers.


   Q: Please explain these new factors and what impact they have had on any steps NIPSCO has taken towards utilizing Mitchell.

   A: As described in greater detail by Mr. Weeden, NIPSCO prepared for starting up Mitchell, including the development of cost estimates of activities associated with a start up, and a timeline for the start up. NIPSCO originally anticipated beginning the process of starting up Mitchell in late 2003; however, the City informed NIPSCO of its desire to acquire the Mitchell site in late 2003, which caused NIPSCO to reevaluate the risks of starting up Mitchell. At the same time, MISO's energy marketplace dynamics continued to evolve, including NIPSCO's understanding of its impacts. In light of the uncertainties of the evolving marketplace and the City's intended acquisition, NIPSCO has suspended its plans to start up Mitchell.


   Q:   Please estimate the costs associated with a startup of Mitchell.

   A: The operation and maintenance expenses associated with the startup of Mitchell are estimated to be in the vicinity of $1.6 million. The capital costs associated with the start up of Mitchell are estimated to be in the vicinity of $3.9 million. These costs are discussed in further detail by Mr. Weeden.


   Q:   Are there any other costs to consider?

   A: Yes. As described by Mr. Arthur E. Smith Jr., in his Direct Testimony, NIPSCO anticipates that there will be significant costs related to environmental permitting and compliance issues associated with operating the Mitchell plant. As described by Mr. Smith, NIPSCO expects to begin incurring these costs in the next few years. As these costs are incurred, Mitchell's operation becomes more costly.


   Q: Given all of the issues you have identified thus far, including the uncertain energy marketplace that exists today and that NIPSCO anticipates will exist in the future, as well as economic and operational requirements you have noted, what is NIPSCO's position on selling Mitchell to the City of Gary?

   A: Although NIPSCO does not have a crystal ball, it is clear that the energy marketplace is evolving in ways that are not conducive to operating Mitchell. Adding to this consideration are the costs associated with starting up Mitchell, the costs associated with maintaining an old generating station, and the costs associated with environmental permitting that will be incurred prospectively. At this time, NIPSCO does not believe that starting up Mitchell makes sense for customers or shareholders from either an operating or economic viewpoint. As indicated earlier, the generating station operating environment and energy marketplace are much different now than they were even at the time of Mitchell's temporary shutdown. Faced with these moving and various factors, NIPSCO must endeavor to balance all of them in an effort to achieve its main priority as a public utility - providing safe, reliable service now and in the future. Mitchell does not serve a clear purpose that would cause NIPSCO to reject the City of Gary's attempt to purchase the plant.

             Simply stated, starting up and continuing to invest in Mitchell at this time does not make sense given all of the points discussed above, and discussed in further detail by other witnesses in this proceeding. Starting Mitchell will not enhance NIPSCO's ability to meet current or anticipated MISO and NERC requirements. Mitchell does not provide the type of responsive generating resources that NIPSCO needs today and into tomorrow - that is, intermediate dispatchable power. Starting and operating Mitchell will not change the fact that NIPSCO will likely be compelled to acquire intermediate dispatchable power resources in order to meet MISO and NERC requirements, and allow NIPSCO to continue to serve NIPSCO's unique industrial load profile.

             Additionally, there are greater policy issues involved that this proceeding has raised, issues that were not present before last fall. The City's intention to acquire the Mitchell site raises issues concerning the highest and best use of the land along the lakeshore, and whether those redevelopment plans constitute a greater economic benefit for the region - perhaps the entire state of Indiana - than the start up of Mitchell.

             Even before, and definitely since, the City's announcement in early 2004 of its intention to acquire the Mitchell site, NIPSCO has been engaged in reviewing its options with regard to Mitchell, and trying to determine whether utilization of Mitchell makes operating and economic sense for our customers and shareholders. At this time, it appears that Mitchell is not necessary for and does not meet our customers' needs, and operating Mitchell does not make operating or economic sense. NIPSCO will continue to ensure that its customers have reliable and sustainable power supplies at competitive prices. NIPSCO will work with its customers in an attempt to find solutions for them, in an effort to serve them economically and efficiently, while protecting the interests of NIPSCO's firm customer base.

             In summary, one of NIPSCO's top criteria in reviewing its future supply needs is the impact on the safety, reliability and cost of electric service to our customers. As a public utility, NIPSCO must always endeavor to assure its customers that the electricity will be there when the customer flips on the switch, including residential, commercial and industrial customers. From lighting a home to supplying manufacturing with the necessary energy it needs to fuel our economy, NIPSCO takes very seriously its public charter and the provision of reliable electric service. The ability to supply our customers with reliable power is critical, and NIPSCO believes that Mitchell is not necessary for such provision of electric service.


   Q: Please introduce NIPSCO's witnesses and generally describe their Prepared Direct Testimony.

   A: In addition to my testimony, the following witnesses are offering Prepared Direct Testimony in support of NIPSCO in this proceeding:

        * Pierre R. H. Landrieu, Managing Consultant at PLP3, is providing Prepared Direct Testimony supporting his analysis and recommendations concerning the viability of Mitchell in light of MISO and NERC requirements, and the impending MISO energy market. Mr. Landrieu draws on his knowledge and experience regarding the PJM marketplace, which is operational today and has been for some time.

        * Jerome Weeden, Vice President, Generation for NIPSCO, is offering Prepared Direct Testimony concerning NIPSCO's generating resources, Mitchell and its operating characteristics in particular, and the steps and costs associated with a potential start up of Mitchell.

        *    Arthur E. Smith, Jr., Senior Vice President and
             Environmental Counsel, NiSource, is providing Prepared Direct Testimony regarding the environmental requirements and related costs associated with (i) a start up and (ii) the operation of Mitchell.

        * Frank A. Venhuizen, Director of Electric Transmission and Market Services for NIPSCO, is providing Prepared Direct Testimony regarding the evolving energy marketplace, MISO and NERC requirements, and NIPSCO's efforts to obtain electricity to support its customers' load requirements.


   Q:   Does this complete your Prepared Direct Testimony?

   A:   Yes, it does.








































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